Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100081 on Form S-8 of United Community Financial Corp. of our report dated June 21, 2019 appearing in this Annual Report on Form 11-K of the Home Savings Bank 401(k) Savings Plan for the year ended December 31, 2018.

/s/ Crowe LLP
Crowe LLP
New York, New York June 21, 2019